Exhibit 99.1

NEWS RELEASE


Date:           January 23, 1997  (IMMEDIATE)
Contact:        Michael F. Sandler
                Senior Vice President-Finance and Chief Financial Officer
                MEDIQ Incorporated
                (609)  665-9399


                MEDIQ SELLS CARDINAL HEALTH SHARES


                PENNSAUKEN, N.J. -- MEDIQ Incorporated (MED:AMEX) reported today that it has sold 1,249,000 shares of Cardinal Health Inc. (CAH:NYSE) at a net price of $60 7/8 per share or an aggregate of $76,033,000. MEDIQ received 1,449,000 shares of Cardinal Health upon the sale of MEDIQ's interest in PCI Services on October 11, 1996.

                MEDIQ, through its wholly owned subsidiaries, operates the largest movable critical care and life support medical equipment rental business in the United States, renting a wide variety of equipment for use by acute care hospitals, alternative care facilities, nursing homes and home health care companies.